UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2012

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 469-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On January 11, 2012, Verisk Analytics, Inc. (the “Registrant”) announced that its Board of Directors has authorized an incremental $300 million of share repurchases under its share repurchase program.

Under the program, the Registrant may repurchase shares in the open market or as otherwise may be determined by the Registrant, subject to market conditions, business opportunities, and other factors. The Registrant has no obligation to repurchase shares under the program.

This authorization has no expiration date and may be suspended or terminated at any time. Repurchased shares will be recorded as treasury stock but will be available for future reissuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: January 11, 2012	By:	/s/ Kenneth E. Thompson
Name: Kenneth E. Thompson
Title: Executive Vice President, General Counsel and Corporate Secretary